Exhibit 99.1

THE WENDY’S COMPANY REPORTS PRELIMINARY 2015 RESULTS;

ANNOUNCES 2016 AND LONG-TERM OUTLOOK

North America system same-restaurant sales increase 4.8% in 4Q and 3.3% in 2015

AUVs at North America system restaurants increase 3% to all-time high of $1.54 million

Company-operated restaurant margin increases 240 bps to 19.2% in 4Q and 190 bps to 17.7% in 2015

Company repurchases 99.9 million shares for $1.1 billion in 2015

Image Activation momentum continues;

22% of North America system now in new restaurant image

Company expects North America system SRS growth of approximately 3%,

Adjusted Earnings per Share growth of 6 to 12% during 2016

Dublin, Ohio (February 9, 2016) – The Wendy’s Company (NASDAQ: WEN) today reported preliminary unaudited results for the fourth quarter and full year ended January 3, 2016. The Company plans to file its audited financial results on or before March 3, 2016.

“Our strong 2015 results demonstrate the strength of our core business, as well as the positive impact of our transition to a predominantly franchised model, with royalties and rental income contributing a higher amount of earnings,” Chief Executive Officer Emil Brolick said. “Due to the impact of Image Activation and our strong 2015 same-restaurant sales performance, our Company-operated restaurant average unit volumes increased 3 percent to an all-time high of $1.64 million, and North America system AUVs increased 3 percent to an all-time high of $1.54 million,” Brolick said. “Our year-over-year Company-operated restaurant margin increased 190-basis points to 17.7 percent, which is indicative of the improvements in our restaurant-level economic model.

“Confidence in our improving free-cash flow profile allowed us to repurchase 99.9 million shares for $1.1 billion during 2015,” Brolick said. “With this year’s repurchase activity, we have now reduced our total share count by approximately 35 percent since the beginning of 2011.”

“As we look to 2016, we expect the sequentially strengthening two-year annual same-restaurant sales trends we saw in 2015 to continue, with sales off to a strong start this year,” Brolick said. “With the success of our ‘high-low’ marketing messaging, which is driving both traffic and check growth, we are confident setting our 2016 same-restaurant sales growth target for the North America system at approximately 3 percent, which is at the high end of our previous range.”

Preliminary fourth-quarter and full-year 2015 results

A summary of the Company’s preliminary fourth-quarter and full-year 2015 results is below. The fourth-quarter and full-year results include the favorable impact of a 53rd operating week, which resulted in $19.2 million in incremental sales, approximately $6.0 million in incremental franchise royalty revenue, and approximately $7.0 million in incremental operating profit in 2015. This variance affects all comparisons to 2014.

See “Disclosure Regarding Non-GAAP Financial Measures” below for a reconciliation of the non-GAAP measures included herein, i.e., Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share. Due to the recent sale of its bakery business, the Company has presented its bakery results as discontinued operations for all periods presented in its consolidated financial statements. The Company has provided reclassified quarterly 2014 statements of operations and updated reconciliations of non-GAAP measures to reflect the sale of its bakery operations on the Investors section of its website under “Non-GAAP Financial Measures.”

Preliminary fourth-quarter 2015 summary

•	Same-restaurant sales increased 4.8 percent at North America system restaurants in the fourth quarter of 2015. Same-restaurant sales increased 4.9 percent at North America franchise-operated restaurants. Same-restaurant sales increased 3.7 percent at North America Company-operated restaurants.

•	On a two-year basis, fourth-quarter 2015 same-restaurant sales increased 6.4 percent for the North America system, 6.5 percent at North America franchise-operated restaurants and 5.6 percent at North America Company-operated restaurants.

•	Revenues were $464.4 million in the fourth quarter of 2015, compared to $487.3 million in the fourth quarter of 2014. The 4.7 percent decrease resulted primarily from the ownership of 363 fewer Company-operated restaurants at the end of the 2015 fourth quarter compared to the beginning of the 2014 fourth quarter. Franchise revenues were $127.2 million in the fourth quarter of 2015 compared to $98.0 million in the fourth quarter of 2014. The 29.8 percent increase resulted from higher royalty revenue, franchise fees and rental income primarily as a result of the Company’s system optimization initiative and the 4.9 percent same-restaurant sales increase at franchise-operated restaurants.

•	North America Company-operated restaurant margin was 19.2 percent in the fourth quarter of 2015, compared to 16.8 percent in the fourth quarter of 2014. The 240 basis-point increase was primarily the result of higher same-restaurant sales, the positive impact from the Company’s Image Activation reimaging program and the impact of the Company’s system optimization initiative, partly offset by higher labor rates.

•	General and administrative expense was $72.4 million in the fourth quarter of 2015, compared to $59.5 million in the fourth quarter of 2014. The increase resulted primarily from higher incentive compensation due to the Company’s year-over-year outperformance relative to its targets, along with the impact of the 53rd operating week.

•	Adjusted EBITDA from continuing operations was $107.6 million in the fourth quarter of 2015, a 12.3 percent increase compared to $95.8 million in the fourth quarter of 2014, despite the ownership of 363 fewer Company-operated restaurants at the end of the 2015 fourth quarter compared to the beginning of the 2014 fourth quarter.

•	Adjusted EBITDA margin was 23.2 percent in the fourth quarter of 2015 compared to 19.7 percent in the fourth quarter of 2014. The 350-basis-point improvement reflects the positive impact of the second phase of the Company’s system optimization initiative.

•	Operating profit was $116.3 million in the fourth quarter of 2015, compared to $49.9 million in the fourth quarter of 2014. The 133 percent increase resulted primarily from a year-over-year increase in net gains from the Company’s system optimization initiative.

•	Operating profit margin was 25.0 percent in the fourth quarter of 2015 compared to 10.2 percent in the fourth quarter of 2014, an improvement of 1,480 basis points.

•	Interest expense was $28.2 million in the fourth quarter of 2015, compared to $12.8 million in the fourth quarter of 2014. The increase resulted primarily from higher total debt levels related to the Company’s debt restructuring during 2015.

•	Income from continuing operations was $88.7 million in the fourth quarter of 2015 compared to $23.0 million in the fourth quarter of 2014. The increase was primarily due to a year-over-year increase in investment income as a result of a $54.9 million ($38.6 million after-tax) distribution the Company received from its 18.5 percent indirect ownership interest in Arby’s Restaurant Group, Inc. The Company has excluded this distribution from its Adjusted EBITDA and Adjusted Earnings per Share results for the fourth quarter and full year. Also affecting income from continuing operations was an effective tax rate of 36.8 percent in the fourth quarter of 2015 compared to 38.4 percent in the fourth quarter of 2014.

•	Net income was $85.9 million in the fourth quarter of 2015, compared to $23.3 million in the fourth quarter of 2014. These results include the impact of discontinued operations.

•	Reported diluted earnings per share from continuing operations were $0.32 in the fourth quarter of 2015 compared to $0.06 in the fourth quarter of 2014. The increase reflects a 25.1 percent year-over-year reduction in the weighted average diluted shares outstanding.

•	Reported diluted earnings per share were $0.31 in the fourth quarter of 2015, compared to $0.06 in the fourth quarter of 2014.

•	Adjusted Earnings per Share from continuing operations were $0.12 in the fourth quarter of 2015, compared to $0.08 in the fourth quarter of 2014. These results exclude the impact of certain items, including system optimization gains and the Arby’s distribution.

Preliminary full-year 2015 summary

•	Same-restaurant sales increased 3.3 percent at North America system restaurants in 2015. Same-restaurant sales increased 3.4 percent at North America franchise-operated restaurants. Same-restaurant sales increased 2.6 percent at North America Company-operated restaurants.

•	On a two-year basis, 2015 same-restaurant sales increased 4.9 percent for the North America system, 4.9 percent at North America franchise-operated restaurants and 4.9 percent at North America Company-operated restaurants.

•	Revenues were $1.9 billion in 2015, compared to $2.0 billion in 2014. The 6.4 percent decrease resulted primarily from the ownership of fewer Company-operated restaurants. Franchise revenues were $431.5 million in 2015 compared to $390.0 million in 2014. The 10.6 percent increase resulted from higher royalty revenue, franchise fees and rental income primarily as a result of the Company’s system optimization initiative and the 3.4 percent same-restaurant sales increase at franchise-operated restaurants.

•	North America Company-operated restaurant margin was 17.7 percent in 2015, compared to 15.8 percent in 2014. The 190 basis-point increase was the result of higher same-restaurant sales and the positive impact from the Company’s Image Activation reimaging program.

•	General and administrative expense was $256.6 million in 2015, compared to $260.7 million in 2014. The 1.6 percent decrease resulted primarily from lower share-based compensation expense, a decrease in cash franchise incentives related to the Company’s Image Activation incentive programs and the positive impact of the Company’s system optimization initiative and resource realignment plan announced in 2014. Partly offsetting these decreases was an increase in incentive compensation.

•	Adjusted EBITDA from continuing operations was $392.4 million in 2015, a 10.1 percent increase compared to $356.5 million in 2014, despite a significant reduction in ownership of Company-operated restaurants.

•	Adjusted EBITDA margin was 21.0 percent in 2015 compared to 17.8 percent in 2014. The 320-basis-point improvement reflects the positive impact of the second phase of the Company’s system optimization initiative.

•	Operating profit was $274.5 million in 2015, compared to $242.6 million in 2014. The 13.1 percent increase resulted primarily from the increase in franchise revenues, in addition to lower depreciation and amortization, partly offset by a decrease in net gains from the Company’s system optimization initiative.

•	Operating profit margin was 14.7 percent in 2015 compared to 12.1 percent in 2014, an improvement of 260 basis points.

•	Interest expense was $86.1 million in 2015, compared to $52.0 million in 2014. The increase resulted primarily from higher total debt levels related to the Company’s debt restructuring during 2015.

•	Income from continuing operations was $140.0 million in 2015 compared to $116.4 million in 2014. The increase was primarily due to a year-over-year increase in investment income as a result of a $54.9 million ($38.6 million after-tax) distribution the Company received from its 18.5 percent indirect ownership interest in Arby’s Restaurant Group, Inc. The Company has excluded this distribution from its Adjusted EBITDA and Adjusted Earnings per Share results for the fourth quarter and full year. Also affecting income from continuing operations was an effective tax rate of 40.2 percent in 2015 compared to 39.5 percent in 2014.

•	Net income was $161.1 million in 2015, compared to $121.4 million in 2014. These results include the impact of discontinued operations.

•	Reported diluted earnings per share from continuing operations were $0.43 in 2015 compared to $0.31 in 2014. The increase reflects a 12.6 percent year-over-year reduction in the weighted average diluted shares outstanding.

•	Reported diluted earnings per share were $0.49 in 2015, compared to $0.32 in 2014.

•	Adjusted Earnings per Share from continuing operations were $0.33 in 2015, compared to $0.29 in 2014. These results exclude the impact of certain items, including system optimization gains and the Arby’s distribution.

Leadership succession proceeding as planned

The Company announced in October that Chief Executive Officer Emil Brolick plans to retire from management duties with the Company in May 2016. Chief Financial Officer Todd Penegor assumed the additional title of President in January and will succeed Brolick in the CEO role after a transition period beginning in the first quarter of 2016. The Company expects that Brolick will continue to serve on the Company’s Board of Directors upon his retirement to ensure continuity of leadership and strategic focus for the Company. The Company is currently conducting an external search for a new CFO.

System optimization continues to yield positive results

As previously announced, the Company plans to reduce its Company-operated restaurant ownership to approximately 5 percent of the total system. As part of this plan, the Company intends to sell approximately 315 restaurants during 2016. The planned sale of these restaurants follows the sale of 826 restaurants in 2013, 2014 and 2015 as part of the Company’s system optimization initiative.

“We believe our system optimization initiative will drive future growth by providing opportunities for expanded restaurant ownership to strong operators who have demonstrated a commitment to Image Activation and opening new restaurants,” Penegor said. “Interest in the remaining markets that we intend to sell during 2016 remains high from existing and prospective franchisees, and we are confident we will strengthen the Wendy’s brand as a result of these transactions.

“Going forward, we intend to buy and sell restaurants to act as a catalyst for growth by further strengthening our franchisee base, driving new restaurant development and accelerating Image Activation adoption,” Penegor said. “We are also helping to facilitate franchisee-to-franchisee restaurant transfers to get restaurants into the hands of strong operators.”

Momentum of Image Activation reimaging program continues

The Company and its franchisees reimaged 450 total system restaurants and built 70 new restaurants in 2015, which has resulted in the reimaging of approximately 22 percent of the Wendy’s North America system restaurants as of the end of 2015. The Wendy’s system remains on schedule to reimage at least 60 percent of its North America restaurants by the end of 2020.

Company issues 2016 outlook

During 2016, the Company expects:

•	Adjusted Earnings per Share of $0.35 to $0.37, an increase of approximately 6 to 12 percent compared to 2015, with Adjusted EBITDA down 2 percent to flat, due primarily to the timing of the 327 Company-operated restaurants sold during 2015. The Company expects Adjusted EBITDA margins of 28 to 30 percent in 2016.

•	Same-restaurant sales growth of approximately 3 percent for the North America system

•	Restaurant margin of 18.5 to 19.0 percent at North America Company-operated restaurants, an improvement of approximately 80 to 130 basis points compared to 17.7 percent in 2015.

•	Commodity costs decreasing approximately 2 to 3 percent compared to 2015.

•	Interest expense of approximately $110 million, compared to $86 million in 2015.

•	A reported tax rate of approximately 41 to 43 percent and an adjusted tax rate of approximately 35 to 37 percent.

•	Depreciation and amortization expense of $130 to $135 million, including accelerated depreciation of approximately $5 million.

•	Capital expenditures of approximately $135 to $145 million in 2016, compared to $252 million in 2015.

•	Free cash flow (cash flow from operations minus capital expenditures) of approximately $50 to 75 million in 2016.

•	General and administrative expense of approximately $235 million.

The Company’s 2016 outlook includes the impact of:

•	A year-over-year reduction of about 315 Company-operated restaurants by year end 2016.

•	The overlapping of a 53rd operating week in 2015.

Company issues long-term outlook

The Company expects Adjusted Earnings per Share growth in the high teens in 2017 and Adjusted Earnings per Share growth of greater than 20 percent beginning in 2018. The Company expects Adjusted EBITDA to be approximately flat in 2017 due to the impact of the anticipated sale of approximately 315 Company-operated restaurants during 2016. The Company expects Adjusted EBITDA to increase approximately 10 percent during 2018.

The Company continues to expect significantly lower annual capital expenditure requirements, primarily as a result of the Company’s system optimization initiative. The Company expects capital expenditures of approximately $80 to $90 million in both 2017 and 2018, with free cash flow (cash flow from operations minus capital expenditures) of $150 to $200 million in 2017 and $200 to $250 million in 2018.

The Company’s long-term outlook includes average annual same-restaurant sales growth of approximately 3.0 percent for the Wendy’s North America system.

The Company continues to expect Adjusted EBITDA margins of 32 to 34 percent in 2017 and approximately 35 percent in 2018.

The Company continues to expect to achieve the following North America system goals by the end of 2020:

•	Average unit sales volumes of $2.0 million

•	Restaurant margins of 20 percent

•	A sales-to-investment ratio of at least 1.3 times for new restaurants

•	Restaurant development growth of 1,000 new restaurants (excluding closures)

•	The reimaging of at least 60 percent of Wendy’s North America total system restaurants

The Company expects to maintain a long-term leverage ratio of approximately five to six times net debt to trailing twelve-month Adjusted EBITDA from continuing operations.

Investor Day and webcast scheduled for 8:30 a.m. today, February 9

The Company intends to present its preliminary 2015 results and 2016 outlook beginning at 8:30 a.m. today, February 9, 2016 at its Investor Day in Dublin, Ohio. The live presentation will be available via webcast from the Investors section of the Company’s website at www.aboutwendys.com. An archived webcast with the accompanying slides will also be available on the Company’s website.

Update on Investigation into Unusual Credit Card Activity

As reported in the news media in late January, the Company has engaged cybersecurity experts to conduct a comprehensive investigation into unusual credit card activity related to certain Wendy’s restaurants. Out of the locations investigated to date, some have been found by the cybersecurity experts to have malware on their systems. The investigation is ongoing, and the Company is continuing to work closely with cybersecurity experts and law enforcement officials.

Forward-looking statements

This news release contains certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively, the “Company”). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).

In addition, all statements that address future operating, financial or business performance; strategies, initiatives or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act.

The forward-looking statements are based on the Company’s expectations at the time, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed in or implied by the forward-looking statements. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect future results and could cause those results to differ materially from those expressed in or implied by the forward-looking statements. Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond the Company’s control, include, but are not limited to:

(1)	changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home;

(2)	prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels;

(3)	the ability to effectively manage the acquisition and disposition of restaurants;

(4)	cost and availability of capital;

(5)	cost fluctuations associated with food, supplies, energy, fuel, distribution or labor;

(6)	the financial condition of the Company’s franchisees;

(7)	food safety events, including instances of food-borne illness involving the Company or its supply chain;

(8)	conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism;

(9)	risks associated with failures, interruptions or security breaches of the Company’s computer systems or technology, or the occurrence of cyber incidents or a deficiency in cyber security that impacts the Company or its franchisees;

(10)	the effects of negative publicity that can occur from increased use of social media;

(11)	the availability of suitable locations and terms for the development of new restaurants;

(12)	risks associated with the Image Activation program;

(13)	adoption of new, or changes in, laws, regulations or accounting policies and practices;

(14)	changes in debt, equity and securities markets;

(15)	goodwill and long-lived asset impairments;

(16)	changes in interest rates;

(17)	the difficulty in predicting the ultimate costs associated with the sale of Company-operated restaurants to franchisees, employee termination costs, the timing of payments made and received, the results of negotiations with landlords, the impact of the sale of restaurants on ongoing operations, any tax impact from the sale of restaurants and the future impact to the Company’s earnings, restaurant operating margins, cash flow and depreciation;

(18)	the difficulty in predicting the ultimate costs that will be incurred in connection with the Company’s plan to reduce its general and administrative expense, and the future impact on the Company’s earnings;

(19)	risks associated with the Company’s debt refinancing, including the ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants, and restrictions on the Company’s ability to raise additional capital;

(20)	risks associated with the amount and timing of share repurchases under the $1.4 billion share repurchase program approved by the Board of Directors;

(21)	the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the three months and full year ended January 3, 2016 are finalized; and

(22)	other factors cited in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings. In addition, numerous factors beyond the control of the Company and its franchisees may affect franchisees’ ability to reimage existing restaurants in accordance with the Company’s expectations.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or their impact. The Company assumes no obligation to update forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure regarding non-GAAP financial measures

Adjusted EBITDA, Adjusted EBITDA margin (Adjusted EBITDA divided by total revenues) and Adjusted Earnings per Share, which exclude certain expenses, net of certain benefits, detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and competitors, and as internal measures of business operating performance. The Company believes Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share provide a meaningful perspective of the underlying operating performance of the Company’s current business. Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way The Wendy’s Company calculates such measures and should not be considered as alternative measures of net income, operating profit margin or earnings per share. Because certain income statement items needed to calculate net income and operating profit margin vary from quarter to quarter, the Company is unable to provide projections of net income, operating profit margin or earnings per share, or a reconciliation of projected Adjusted EBITDA to projected net income, projected Adjusted EBITDA margin to projected operating profit margin, or projected Adjusted Earnings per Share to projected earnings per share. The Company’s presentation of Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Earnings per Share does not replace the presentation of the Company’s financial results in accordance with GAAP.

Changes to presentation in statement of operations

Prior to fiscal 2015, the Company reported its system optimization initiative as a discrete event and separately included the related gain or loss on sales of restaurants, impairment losses and other associated costs along with other restructuring initiatives, in “Facilities action (income) charges, net.” As a result of the Company’s plans to reduce its ongoing company-owned restaurant ownership to approximately 5 percent of the total system, commencing with the first quarter of 2015, all gains and losses on dispositions are included on a separate line in the Company’s statements of operations, “System optimization gains, net” and impairment losses recorded in connection with the sale or anticipated sale of restaurants are reclassified to “Impairment of long-lived assets.” In addition, the Company retitled the line, “Facilities action (income) charges, net” to “Reorganization and realignment costs” in its statements of operations to better describe the current and historical initiatives included given the reclassifications described above. The Company believes the new presentation will aid users in understanding its results. The prior-year period reflects reclassifications to conform to the current year presentation. Such reclassifications had no impact on operating profit, net income or net income per share. The Company has provided reclassified quarterly 2014 statements of operations and updated reconciliations of non-GAAP measures on the Investors section of its website under “Non-GAAP Financial Measures.”

About The Wendy’s Company

The Wendy’s Company is the world’s third-largest quick-service hamburger company. The Wendy’s system includes approximately 6,500 franchise and Company-operated restaurants in the United States and 28 countries and U.S. territories worldwide. For more information, visit www.aboutwendys.com.

Investor Contact:

David D. Poplar

Vice President of Investor Relations

(614) 764-3311

david.poplar@wendys.com

Media Contact:

Bob Bertini

(614) 764-3327

bob.bertini@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three and Twelve Month Periods Ended January 3, 2016 and December 28, 2014

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months		Twelve Months
	2015	2014[1]	2015	2014[1]
Revenues:
Sales	$337,170	$389,289	$1,438,802	$1,608,455
Franchise revenues	127,195	98,014	431,495	390,047

	464,365	487,303	1,870,297	1,998,502

Costs and expenses:
Cost of sales	272,316	323,935	1,184,073	1,355,086
General and administrative	72,401	59,515	256,553	260,732
Depreciation and amortization	33,751	40,431	145,051	153,882
System optimization gains, net	(59,258)	(17,483)	(74,009)	(91,510)
Reorganization and realignment costs	5,264	14,527	21,910	31,903
Impairment of long-lived assets	11,533	8,389	25,001	19,613
Other operating expense, net	12,046	8,088	37,248	26,208

	348,053	437,402	1,595,827	1,755,914

Operating profit	116,312	49,901	274,470	242,588
Interest expense	(28,185)	(12,821)	(86,067)	(51,994)
Loss on early extinguishment of debt	—	—	(7,295)	—
Investment income, net	52,035	23	52,214	1,199
Other income, net	260	175	806	747

Income from continuing operations before income taxes	140,422	37,278	234,128	192,540
Provision for income taxes	(51,741)	(14,323)	(94,149)	(76,116)

Income from continuing operations	88,681	22,955	139,979	116,424
Discontinued operations:
Income from discontinued operations, net of income taxes	1,323	339	10,494	5,010
(Loss) gain on disposal of discontinued operations, net of income taxes	(4,148)	—	10,669	—

Net (loss) income from discontinued operations	(2,825)	339	21,163	5,010

Net income	$85,856	$23,294	$161,142	$121,434

Basic income (loss) per share:
Continuing operations	$0.32	$0.06	$0.43	$0.31
Discontinued operations	(0.01)	—	0.07	0.01
Net income	$0.31	$0.06	$0.50	$0.33

Diluted income (loss) per share:
Continuing operations	$0.32	$0.06	$0.43	$0.31
Discontinued operations	(0.01)	—	0.06	0.01
Net income	$0.31	$0.06	$0.49	$0.32

Number of shares used to calculate basic income (loss) per share	273,292	365,497	323,018	370,160

Number of shares used to calculate diluted income (loss) per share	278,024	371,050	328,725	376,182

[1]	2014 consolidated statements of operations reflect reclassifications to conform to the current year presentation.

	January 3, 2016	December 28, 2014[2]
Balance Sheet Data:
Cash and cash equivalents	$327,216	$267,112
Total assets	4,108,720	4,137,599
Long-term debt, including current portion	2,426,113	1,438,174
Total stockholders’ equity	752,914	1,717,576

[2]	December 28, 2014 balance sheet data reflects our bakery’s assets and liabilities as discontinued operations.

Reconciliation of Adjusted EBITDA from Continuing Operations to Net Income

(In Thousands)

(Unaudited)

	Three Months		Twelve Months
	2015	2014[1]	2015	2014[1]
Adjusted EBITDA from continuing operations	$107,602	$95,765	$392,423	$356,476
(Less) plus:
Depreciation and amortization	(33,751)	(40,431)	(145,051)	(153,882)
System optimization gains, net	59,258	17,483	74,009	91,510
Reorganization and realignment costs	(5,264)	(14,527)	(21,910)	(31,903)
Impairment of long-lived assets	(11,533)	(8,389)	(25,001)	(19,613)

Operating profit	116,312	49,901	274,470	242,588

Interest expense	(28,185)	(12,821)	(86,067)	(51,994)
Loss on early extinguishment of debt	—	—	(7,295)	—
Investment income, net	52,035	23	52,214	1,199
Other income, net	260	175	806	747

Income from continuing operations before income taxes	140,422	37,278	234,128	192,540
Provision for income taxes	(51,741)	(14,323)	(94,149)	(76,116)

Income from continuing operations	88,681	22,955	139,979	116,424
Discontinued operations:
Income from discontinued operations, net of income taxes	1,323	339	10,494	5,010
(Loss) gain on disposal of discontinued operations, net of income taxes	(4,148)	—	10,669	—

Net (loss) income from discontinued operations	(2,825)	339	21,163	5,010

Net income	$85,856	$23,294	$161,142	$121,434

Adjusted EBITDA margin	23.2%	19.7%	21.0%	17.8%

Previously reported Adjusted EBITDA[1]		$107,055		$392,746
Updated to exclude net gain on disposal of assets		(8,346)		(21,948)
Updated to exclude Adjusted EBITDA from our bakery’s discontinued operations		(2,944)		(14,322)

Adjusted EBITDA from continuing operations		$95,765		$356,476

[1]	2014 Adjusted EBITDA updated to conform to the current year presentation.

Reconciliation of Adjusted Income and Adjusted Earnings Per Share from

Continuing Operations to Net Income and Diluted Earnings Per Share

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months
	2015		2014[1]
		Per share		Per share
Adjusted income and adjusted earnings per share from continuing operations	$33,108	$0.12	$31,465	$0.08

Plus (less):
Dividend from Arby’s	38,591	0.14	—	—
System optimization gains, net	30,594	0.11	5,535	0.02
Impairment of long-lived assets	(7,127)	(0.03)	(4,524)	(0.01)
Reorganization and realignment costs	(3,271)	(0.01)	(7,575)	(0.02)
Other than temporary loss on investment	(1,940)	(0.01)	—	—
Depreciation of assets that will be replaced as part of the Image Activation initiative	(1,261)	(0.00)	(1,946)	(0.01)
Loss on early extinguishment of debt	(13)	(0.00)	—	—

Total adjustments	55,573	0.20	(8,510)	(0.02)

Income from continuing operations	88,681	0.32	22,955	0.06
Net (loss) income from discontinued operations	(2,825)	(0.01)	339	0.00

Net income	$85,856	$0.31	$23,294	$0.06

Previously reported adjusted income and adjusted earnings per share[1]			$36,952	$0.10
Updated to exclude net gain on disposal of assets			(5,151)	(0.02)
Updated to exclude adjusted income from our bakery’s discontinued operations			(336)	(0.00)

Adjusted income and adjusted earnings per share from continuing operations			$31,465	$0.08

	Twelve Months
	2015		2014[1]
		Per share		Per share
Adjusted income and adjusted earnings per share from continuing operations	$109,821	$0.33	$108,526	$0.29

Plus (less):
Dividend from Arby’s	38,591	0.12	—	—
System optimization gains, net	32,187	0.10	48,245	0.13
Impairment of long-lived assets	(15,396)	(0.05)	(11,083)	(0.03)
Reorganization and realignment costs	(13,492)	(0.04)	(17,445)	(0.05)
Depreciation of assets that will be replaced as part of the Image Activation initiative	(5,300)	(0.02)	(11,940)	(0.03)
Loss on early extinguishment of debt	(4,492)	(0.01)	—	—
Other than temporary loss on investment	(1,940)	(0.00)	—	—
Gain on sale of investment, net	—	—	121	0.00

Total adjustments	30,158	0.10	7,898	0.02

Income from continuing operations	139,979	0.43	116,424	0.31
Net income from discontinued operations	21,163	0.06	5,010	0.01

Net income	$161,142	$0.49	$121,434	$0.32

Previously reported adjusted income and adjusted earnings per share[1]			$127,035	$0.34
Updated to exclude net gain on disposal of assets			(13,542)	(0.04)
Updated to exclude adjusted income from our bakery’s discontinued operations			(4,967)	(0.01)

Adjusted income and adjusted earnings per share from continuing operations			$108,526	$0.29

[1]	2014 Adjusted income and adjusted earnings per share updated to conform to the current year presentation.